EXHIBIT 99.1
Unrivaled Brands Announces Board Transitions

Company looks to reconstitute Board of Directors with focus on future opportunities

SANTA ANA, Calif., June 5, 2023 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations throughout California, announced that two of its directors, Nicholas Kovacevich and Eric Baum, will resign from the Company’s board of directors, effective July 1, 2023. The departures represent an orderly and intentional transition of leadership and serve as a fundamental element of a broader corporate and leadership restructuring of the Company.

Mr. Kovacevich and Mr. Baum formally notified the Company of their resignations on May 18, 2023. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Baum shared his thoughts on the transition, saying, “During a volatile period dominated by economic headwinds and a faltering cannabis industry, we made the strategic decision to partner with the Adnant team. Together, we outlined strategic milestones to stabilize the Company and prepare it for the future. I am pleased that we have successfully delivered on every contemplated milestone and more. As the Company now looks to focus on moving forward and potential new opportunities, it is a natural time for our tenure to come to completion and to execute on a planned transition to fresh leadership.”

To help ensure continuity and a smooth transition, the Company is in the process of selecting new board members for appointment by the effective date of the resignations. As previously announced on August 18, 2022, the Company initiated a search and selection process for new board members with the expertise and experience necessary to guide Unrivaled Brands into the future.

“We would like to extend our sincerest appreciation and gratitude to Mr. Kovacevich and Mr. Baum for their contributions, support, and commitment to the Company. Their guidance and leadership have been helpful in navigating the complexities of the cannabis industry and meeting the challenges of the time,” said Sabas Carrillo, Chief Executive Officer of Unrivaled Brands. “The resignations represent the last of the departures of former leadership of the Company and we are excited to look to the future, with new leadership at the Executive and Director levels,” he continued.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791
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